Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports Revenue Growth and

Strong Operating Income for Second Quarter of Fiscal 2008

Company Reduces Net Debt by $6.7 Million; Reiterates Full-Year Guidance

CHESTNUT RIDGE, NY, January 16, 2008 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its second quarter ended December 31, 2007 (“second quarter of fiscal 2008”).

The highlights of the Company’s year-over-year (“YOY”) financial performance for the second quarter of fiscal 2008 are as follows:

(In millions, except per share data and percentages)	Q2 FY08 GAAP	Q2 FY07 GAAP	Q2 FY08 non-GAAP*	Q2 FY07 non-GAAP*	YOY Change non-GAAP*
Revenue	$40.6	$38.1	$40.6	$38.1	6.4%
Gross Margin	58.5%	52.0%	59.2%	58.7%	0.9%
Operating Income (Loss)	$2.3	($7.7)	$4.1	$0.7	491.5%
Operating Margin	5.7%	(20.2%)	10.1%	1.8%	461.1%
Net Income (Loss)	$1.2	($7.7)	$2.4	($0.3)	$2.7
Net Income (Loss) Per Diluted Share	$0.10	($0.67)	$0.20	($0.02)	$0.22

* A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges related to LeCroy’s October 2, 2006 and October 29, 2004 acquisitions of Catalyst Enterprises, Inc. (“Catalyst”) and Computer Access Technology Corporation (“CATC”), respectively, as well as share-based compensation costs, restructuring charges, inventory write-downs and loss on debt extinguishment, in each case as compared to LeCroy’s GAAP results for the three and six-month periods ended December 31, 2007 and 2006. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance. For more information on LeCroy’s use of non-GAAP results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

Financial Results

LeCroy reported second-quarter fiscal 2008 revenue of $40.6 million with a GAAP gross margin of 58.5%. LeCroy’s GAAP operating margin for the second quarter of fiscal 2008 was 5.7%. The Company reported GAAP operating income of $2.3 million and GAAP net income of $1.2 million, or $0.10 per diluted share. In the second quarter, LeCroy filed its tax returns for fiscal 2007, which resulted in $485,000 of tax credit benefits, which contributed to a lower GAAP effective tax rate of 10.2%.

GAAP operating income for the second quarter of fiscal 2008 includes $1.5 million in non-cash share-based compensation charges, $229,000 for non-cash amortization of intangibles acquired from Catalyst, $65,000 due to incremental cost of sales related to the fair-value adjustment to acquired inventory and $18,000 in severance restructuring charges. Excluding those items, for the second quarter of fiscal 2008 the Company reported a 10.1% non-GAAP operating margin and $4.1 million of non-GAAP operating income.

Comments on the Second Quarter

“Our revenue growth and non-GAAP operating income for the second quarter was fueled by improving distribution effectiveness and an improved cost structure,” said President and Chief Executive Officer Tom Reslewic. “Our increased profitability and stronger working capital management enabled us to enhance our cash position by $3.3 million and reduce net debt by $6.7 million from the sequential first fiscal quarter. We also repurchased $691,000 of LeCroy stock.”

“During the quarter, we achieved record oscilloscope sales in Europe and continued to see steady growth in the United States, where we have seen consistent advancements in our sales productivity during the past year,” added Reslewic. “Asia also contributed to our revenue growth this quarter with the exception of Japan, which continued to remain soft. While we anticipate continuing softness in the Japan market, we believe the December quarter was the low point and that orders will increase in our March quarter. We continue to see improved effectiveness of our local channel, which combines a dedicated distribution partner, Iwatsu, with a number of LeCroy technical specialists.”

“Newly introduced products across our product line contributed to strong oscilloscope sales this quarter,” said Reslewic. “The introduction of two new 1 GHz oscilloscope models enhanced our competitive position in that space and substantially boosted sales. In addition, at the beginning of the second quarter we launched a new 13 GHz digital oscilloscope for next-generation serial data standards. The new 13 GHz scope has bolstered our competitive position at the high end of the market in advance of our next-generation products. The SDA13000 was well received by customers and contributed to increased sales at the high end. With the exception of Japan, we saw a balanced improvement in business from all oscilloscope product lines and geographic areas during the quarter.”

“The Protocol Solutions Group also reported a strong quarter, growing by 15 percent year-over-year and 17 percent over the sequential first fiscal quarter,” said Reslewic. “This growth was driven primarily by increasing adoption of 6Gb SAS standards by storage customers. In addition to storage, our protocol solutions target the most critical emerging standards in computing, peripherals and wireless applications. We expect that our Protocol Solutions revenue will increase over time as customers begin to adopt additional next-generation standards.”

Financial Guidance and Business Outlook

“The benefits of our sales force realignment and the streamlining of LeCroy’s operations helped to drive top-line growth, and enabled us to leverage that growth into stronger profitability in the second fiscal quarter,” said Reslewic. “We expect that the success we have had in the second quarter will continue throughout the remainder of fiscal 2008. Therefore, we are reiterating our guidance for full fiscal year 2008 of revenues in the range of $155 to $165 million and non-GAAP operating income between $12 and $17 million.”

“Longer-term, we see significant opportunities for growth across our business,” said Reslewic. “As we have discussed, we have an exciting pipeline of new high-end products that we expect will increase our oscilloscope market share. In addition, we expect that our Protocol Solutions business will grow as market traction for next-generation protocol standards drives sales of our innovative portfolio of serial data protocol analysis products.”

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, January 16, 2008 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy’s 40-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis”—capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining to expectations regarding: LeCroy’s improving distribution effectiveness and improved cost structure; LeCroy’s ability to achieve revenue growth, particularly in the United States and Europe; LeCroy’s expectation that there will be continuing softness in the Japan market, but that it believes the December quarter was the low point and that orders will increase in the third quarter; LeCroy’s seeing improved effectiveness of the Japanese local channel, which combines LeCroy’s dedicated distribution partner with a number of LeCroy technical specialists; LeCroy’s increase in market penetration of oscilloscope products; the effects of LeCroy’s new 13 GHz scope bolstering its competitive position at the high end of the market in advance of the next-generation products; the effects of the SDA13000 on sales at the high end; improvements in oscilloscope market share with the launch of significant new products; improvements for next-generation protocol standards that will drive the sales of LeCroy’s portfolio of serial data protocol analysis products; protocol solutions revenue improvement over time as customers begin to adopt additional next-generation standards; LeCroy’s financial guidance for fiscal 2008 revenue and non-GAAP operating income; LeCroy’s expectation of continued success throughout the remainder of fiscal 2008; LeCroy’s view of longer-term opportunities for growth across its business; its pipeline of new high-end products that it expects will increase the oscilloscope market share and its expectation that the protocol solutions business will grow as market traction for next-generation protocol standards drives sales of its innovative portfolio of serial data protocol analysis products. There can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company’s ability to anticipate changes in the market, the availability and timing of funding for the Company’s current products, the development of future products and the Company’s ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define non-GAAP gross profit as gross profit as reported under GAAP less primarily non-cash charges for write-down of inventory, share-based compensation costs included in cost of sales, restructuring charges, the incremental cost of sales related to the fair value adjustment for the acquired Catalyst and CATC inventory, and the amortization of intangible assets acquired from CATC and Catalyst. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not excluded in determining non-GAAP gross profit. In addition, depreciation on other depreciable assets acquired from CATC and Catalyst, most notably property and equipment, is not excluded in determining non-GAAP gross profit. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income reported under GAAP less primarily non-cash charges for write-down of inventory, charges for acquired in-process research and development, share-based compensation costs, restructuring charges, the incremental cost of sales related to the fair value adjustment for acquired Catalyst and CATC inventory and amortization of intangible assets acquired from CATC and Catalyst. Non-GAAP operating margin is computed as non-GAAP operating income as a percentage of total revenues. Non-GAAP operating income and non-GAAP operating margin are not substitutes for comparable GAAP measures.

We define non-GAAP net income as net income reported under GAAP less primarily non-cash charges for write-down of inventory, charges for acquired in-process research and development, share-based compensation costs, restructuring charges, the incremental cost of sales related to the fair value adjustment for acquired Catalyst and CATC inventory, amortization of intangible assets acquired from CATC and Catalyst, and loss on extinguishment of debt, each net of applicable income taxes, such that the effective blended statutory rate, for non-GAAP net income is approximately 28% and 31.5%, on a year-to-date basis, including tax return filing true-ups, for each of the full fiscal 2007 and 2008 years, respectively. Non-GAAP net income is not a substitute for GAAP net income.

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, on a GAAP basis, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income per diluted common share.

We define net debt as cash on hand less bank debt. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of our non-GAAP financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended		Six months ended
	December 31,		December 31,
In thousands, except per share data	2007	2006	2007	2006
Revenues:
Test and measurement products	$38,848	$36,258	$76,428	$71,556
Service and other	1,725	1,858	2,845	3,601

Total revenues	40,573	38,116	79,273	75,157

Cost of revenues:
Share-based compensation	(2)	52	33	87
Other costs of revenues	16,857	18,242	33,213	33,030

	16,855	18,294	33,246	33,117

Gross profit	23,718	19,822	46,027	42,040

Operating expenses:
Selling, general and administrative:
Share-based compensation	1,320	1,040	2,089	2,319
Other selling, general and administrative expenses	12,449	13,641	24,415	25,208

	13,769	14,681	26,504	27,527
Research and development:
Share-based compensation	143	334	502	755
Other research and development expenses	7,486	12,511	14,404	19,742

	7,629	12,845	14,906	20,497

Total operating expenses	21,398	27,526	41,410	48,024

Operating income (loss)	2,320	(7,704)	4,617	(5,984)
Loss on extinguishment of debt	—	(446)	—	(446)
Other, net	(1,227)	(1,260)	(2,522)	(2,049)

Other expense, net	(1,227)	(1,706)	(2,522)	(2,495)

Income (loss) before income taxes	1,093	(9,410)	2,095	(8,479)
(Benefit) provision for income taxes	(112)	(1,754)	226	(1,432)

Net income (loss)	$1,205	$(7,656)	$1,869	$(7,047)

Net income (loss) per common share
Basic	$0.10	$(0.67)	$0.16	$(0.59)
Diluted	$0.10	$(0.67)	$0.16	$(0.59)
Weighted average number of common shares:
Basic	11,785	11,492	11,757	11,858
Diluted	12,056	11,492	11,985	11,858

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
In thousands	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$12,106	$10,448
Accounts receivable, net	33,857	31,941
Inventories, net	34,321	38,645
Other current assets	10,726	9,608

Total current assets	91,010	90,642

Property and equipment, net	21,062	20,339
Goodwill	105,771	105,885
Other non-current assets	14,193	14,453

TOTAL ASSETS	$232,036	$231,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,985	$16,905
Current portion of debt and capital leases	3,726	3,619
Accrued expenses and other current liabilities	14,393	15,408

Total current liabilities	32,104	35,932
Long-term bank debt	6,000	9,410
Senior convertible notes	72,000	72,000
Deferred revenue and other non-current liabilities	4,668	1,246

Total liabilities	114,772	118,588

Stockholders’ equity	117,264	112,731

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$232,036	$231,319

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three months ended		Six months ended
	December 31,	December 31,	December 31,	December 31,
In thousands	2007	2006	2007	2006
GAAP gross profit, as reported	$23,718	$19,822	$46,027	$42,040

Non GAAP adjustments:
Charge for write-down of inventory	—	55	—	55
Share-based compensation	(2)	52	33	87
Incremental cost of sales related to fair-value adjustment to inventory	65	1,524	65	1,524
Amortization of intangible assets acquired	229	916	458	1,175
Restructuring charges	8	—	132	—

Non GAAP gross profit	$24,018	$22,369	$46,715	$44,881

	Three months ended		Six months ended
	December 31,	December 31,	December 31,	December 31,
In thousands	2007	2006	2007	2006
GAAP operating income (loss), as reported	$2,320	$(7,704)	$4,617	$(5,984)
Non GAAP adjustments:
Charge for acquired in-process research and development	—	4,000	—	4,000
Charge for write-down of inventory	—	55	—	55
Share-based compensation	1,461	1,426	2,624	3,161
Amortization of intangible assets acquired	229	955	458	1,214
Incremental cost of sales related to fair-value adjustment to inventory	65	1,524	65	1,524
Restructuring charges	18	436	615	436

Non GAAP operating income	$4,093	$692	$8,379	$4,406

	Three months ended		Six months ended
	December 31,	December 31,	December 31,	December 31,
In thousands	2007	2006	2007	2006
GAAP net income (loss), as reported	$1,205	$(7,656)	$1,869	$(7,047)

After-tax effect of Non GAAP adjustments:
Charge for acquired in-process research and development (no tax benefit)	—	4,000	—	4,000
Charge for write-down of inventory	—	35	—	35
Share-based compensation	1,028	1,252	1,847	2,428
Amortization of intangible assets acquired	157	602	314	765
Incremental cost of sales related to fair-value adjustment to inventory	45	960	45	960
Restructuring charges	12	275	421	275
Loss on extinguishment of debt	—	281	—	281

Non GAAP net income (loss)	$2,447	$(251)	$4,496	$1,697

	Three months ended		Six months ended
	December 31,	December 31,	December 31,	December 31,
In thousands, except per share data	2007	2006	2007	2006
Net income (loss) per common share
Diluted, as reported	$0.10	$(0.67)	$0.16	$(0.59)
Diluted, non GAAP	$0.20	$(0.02)	$0.38	$0.14

Weighted average number of common shares:
Diluted, as reported	12,056	11,492	11,985	11,858
Diluted, non GAAP	12,056	11,492	11,985	11,858